Exhibit 10.51
Execution Version
[***] — Indicates confidential information. Confidential treatment requested.
Portion omitted filed separately with the Securities and Exchange Commission.
FIRST AMENDMENT TO
AMENDED AND RESTATED SPONSORSHIP AGREEMENT
This First Amendment (“First Amendment”) to the Amended and Restated Sponsorship Agreement (“Agreement”), is entered into this November 5, 2010, by and between Bank of America, N.A. (“BofA”) and Global Cash Access, Inc., a Delaware corporation and the successor-in-interest to Global Cash Access, L.L.C. (“Company”). Company and BofA are sometimes referred to herein each as a “Party” and collectively as the “Parties”.
AGREEMENT
WHEREAS, On October 1, 2010, BofA and Company entered into the Agreement; and
WHEREAS, BofA and Company desire to amend the Agreement as set forth in this First Amendment;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which Company and BofA acknowledge, the Parties agree as follows:
1.
Definitions. Except as otherwise stated herein, all terms used in this First Amendment shall have the meanings set forth in the Agreement. In addition, the following terms shall have the following meanings when used herein:

“BofA” has the meaning set forth in the preamble to this Agreement.
“Company” has the meaning set forth in the preamble to this Agreement.
“First Amendment” has the meaning set forth in the preamble to this Agreement.
“First Amendment Effective Date” means November 5, 2010.
“GCA” means Company.
“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.
“Sponsorship Fee” has the meaning set forth in Section 6(a) of this First Amendment.
“Term” has the meaning set forth in Section 7(c) of this First Amendment.
2.	Relationship Between First Amendment and Agreement.
(a)
Effective as of the First Amendment Effective Date, this First Amendment amends the Agreement as set forth herein. In the event of any conflict between the First Amendment and the Agreement, the First Amendment shall govern.

(b)	All references in the Agreement or this First Amendment to the “Agreement” shall be deemed to refer to the Agreement as amended by this First Amendment.
(c)	Except as expressly amended by this First Amendment, all terms of the Agreement shall remain unchanged.

3.	Transfer of BINS and ICAs.
Notwithstanding anything in the Agreement, upon the transfer of a BIN or ICA from BofA to a new provider of Sponsorship Services, Company shall discontinue referring to BofA with respect to such BIN or ICA and any transactions relating to or occurring under such BIN or ICA, and shall notify all affected Customers of the transfer of the BIN or ICA from BofA to the new provider of Sponsorship Services.
4.	Reports.
Exhibit B to the Agreement is modified by adding, under the heading “New Accounts,” the following new report: OFAC.
5.	Reserve Amount.
Notwithstanding anything in the Agreement, BofA may increase the Reserve Amount in its discretion by providing written notice to Company in the event that (1) Company experiences any security breach of the type described in Section 6(d) of the Agreement; (2) BofA reasonably suspects fraud; (3) a Material Adverse Event occurs; or (4) BofA determines an increase is necessary because of anticipated liability for chargebacks, fines, assessments or other amounts owing, or to become due and owing, to a Network Party with respect to any BIN / ICA with respect to which BofA provides Sponsorship Services, or any transactions thereon.
6.	Sponsorship Fees.
(a)
Beginning as of the First Amendment Effective Date, Company shall pay BofA a fee (the “Sponsorship Fee”) equal to [***] basis points of the dollar volume of credit and signature debit transactions processed through the BINs and ICAs currently used by Company, which are the subject of the Sponsorship Services. BofA shall invoice Company for Sponsorship Fees on a monthly basis, and Company shall pay each invoice within fifteen (15) days.

(b)
The Sponsorship Fees is in addition to any other fees, fines, assessments and expenses that may be imposed by a Network, for which Company is responsible under the Agreement, notwithstanding that such fees, fines, assessments or expenses may be imposed on BofA or other third-party service providers rather than directly imposed on Company.

7.	Term and Termination
(a)
Basis of Extension. Company hereby represents to BofA that: (1) at the time the Parties entered into the Agreement, Company had reached tentative agreement with MetaBank to replace BofA as the provider of BIN / ICA sponsorship services; (2) at the time the Parties entered into the Agreement, Company reasonably believed that such replacement could be completed by the date the Agreement is scheduled to expire; (3) uncertainty has arisen over whether MetaBank will enter into such agreement to provide BIN / ICA sponsorship services, in part because MetaBank may need to obtain regulatory approval to enter into such agreement with Company and Company does not know whether such approval will be provided to MetaBank; and (4) Company believes that Company will be able to (A) complete its tentative agreement with MetaBank, or enter into an agreement with another provider of BIN / ICA sponsorship services, and (B) cause such new provider to enter into an assignment and assumption agreement relating to BofA’s BINs and ICAs sponsored for Company, no later than April 1, 2011, and on that basis has requested BofA to extend the Term of the Agreement until such date.

(b)
Conditions of Extension. Company acknowledges and agrees that (1) BofA is agreeing to the extension to the Term of the Agreement under this Section 7 on the basis that, among other things, the representations of Company to BofA under Section 7(a) are true and correct in all respects; (2) Company will use its best efforts to enter into a new agreement with another provider of BIN / ICA sponsorship services, and to cause such new provider to enter into an assignment and assumption agreement with BofA in the form attached hereto as Exhibit A, no later than April 1, 2011; and (3) BofA shall have not obligation to provide any additional or other extension of the Term of the Agreement beyond April 1, 2011, and Company assumes all risks and liabilities if, for any reason whatsoever, Company is not able to enter into such an agreement or cause such new provider to enter into such agreement with BofA and BofA ceases to provide Sponsorship Services under the Agreement after the extension provided pursuant to this Amendment.

(c)	Term. Section 14(a)(1) of the Agreement is amended by replacing such Section in its entirety with the following:
“This Agreement shall become effective on the Effective Date and shall continue in full force and effect until April 1, 2011 (the “Term”). This Agreement shall automatically terminate upon the end the Term, without notice or other action by a Party, and shall not be renewed or otherwise extended beyond the end of the Term except pursuant to a writing signed by both Parties in their sole and absolute discretion.”
(d)
Additional BofA Termination Rights. In addition to any other termination rights under the Agreement, and notwithstanding any other provision of the Agreement, BofA may terminate or suspend this Agreement, or cease providing Sponsorship Services with respect to a Customer:

(1)
by providing written notice to Company in the event that: (A) Company fails to maintain compliance with the PCI Data Security Standards; (B) Company fails to maintain compliance with applicable Network personal identification number security requirements; (C) Company engages in any fraudulent activity; (D) Company engages in any activity which presents a security or financial risk to BofA or any of its Affiliates or would, in BofA’s reasonable belief, have an adverse impact on the reputation of BofA or any of its Affiliates; or (E) Company submits Card Transactions on behalf of any Customer that is not licensed to operate as a gaming establishment or otherwise approved in writing by BofA; or

(2)
by providing written notice to Company in the event that any Company License that is material to Company’s performance of its obligations under this Agreement is revoked, and (A) Company has failed to initiate a cure of such revocation within the greater of three (3) business days or any period provided by such Governmental Authority, if any; or (B) such Governmental Authority confirms or upholds its decision to revoke such License after Company has attempted to cure such revocation; or (C) such License is required in order for Company to operate the business of providing Payment Services in compliance with Applicable Law and this Agreement, and Company is not permitted under Applicable Law to operate such business under such License during the period in which Company is seeking to cure such revocation.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed as of the date first above written by their duly authorized officers.

BANK OF AMERICA, N.A.			GLOBAL CASH ACCESS, INC.

By:	/s/ Paul Mooney		By:	/s/ Scott Betts

	Name:	Paul Mooney		Name:	Scott Betts
	Title:	S.V.P.		Title:	President and CEO

EXHIBIT A
Form of
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (“Agreement”) is effective as of  _____ , 20_____  (the “Effective Date”) by and between Bank of America, N.A. (“Assignor”), and  _____  (“Assignee”). Assignor and Assignee are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
WHEREAS, Assignor and Global Cash Access Inc. (“Company”) are parties to an Amended and Restated Sponsorship Agreement entered into effective as of September 30, 2010 (the “Sponsorship Agreement”) pursuant to which Assignor provides certain sponsorship and other services to Company and certain affiliates of Company;
WHEREAS, the sponsorship services provided by Assignor under the Sponsorship Agreement include sponsoring the BINs and ICAs described on Schedule 1 to this Agreement (individually a “Sponsored BIN/ICA” and collectively the “Sponsored BINs/ICAs”); and
WHEREAS, Assignor desires to assign all of Assignor’s rights and obligations with respect to the Sponsored BINs/ICAs to Assignee, on the terms and conditions stated herein; and
WHEREAS, Assignee desires to assume all of Assignor’s rights and obligations with respect to the Sponsored BINs/ICAs, on the terms and conditions stated herein;
NOW, THEREFORE, for the promises made herein and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1.
Assignor hereby assigns and transfers to Assignee, and Assignee hereby accepts and assumes from Assignor, all of Assignor’s right, title and interest with respect to the Sponsored BINs/ICAs in accordance with the provisions of this Agreement. The transfer of a Sponsored BIN/ICA from Assignor to Assignee shall become effective as of the date on which such BIN or ICA is transferred from Assignor to Assignee on the records of MasterCard Worldwide Incorporated or Visa USA, Inc. (the “Card Organization”), or such other date as the Parties may agree upon in writing (the “Conversion Date”). Each Party shall cooperate with the other Party and engage in good faith efforts to obtain the consent of the applicable Card Organization to assignment and assumption of the Sponsored BINs/ICAs and to accomplish such assignment and assumption.

2.
The Parties expressly acknowledge and agree that, as between Assignor and Assignee: (a) Assignor shall have all rights and obligations with respect to transactions occurring under a Sponsored BIN/ICA before the Conversion Date, and Assignee shall have no such rights or obligations with respect to such transactions; and (b) Assignee shall have all rights and obligations with respect to transactions relating to or occurring under a Sponsored BIN/ICA on or after the Conversion Date, and Assignor shall have no such rights or obligations with respect to such transactions. The allocation of rights and obligations under this Section 2 shall apply with respect to a transaction occurring under a Sponsored BIN/ICA on the basis of when such transaction is processed under such Sponsored BIN/ICA, regardless of whether or not such transaction relates to an earlier transaction under the Sponsored BIN/ICA. Assignor and Assignee agree to promptly reimburse each other to accomplish the foregoing allocation of rights and obligations upon presentation of appropriate documentation if such allocation is not carried out through settlement with the Card Associations.

3.
Each Party hereby represents and warrants to the other Party that this Agreement has been duly authorized, executed and delivered by such Party pursuant to its corporate powers and constitutes the legal, valid and binding obligation of Assignor enforceable in accordance with its terms, except as such enforcement may be limited by insolvency, equitable considerations or similar matters. Assignee represents and warrants to Assignor that Assignee is a member in good standing of each of the Card Organizations and meets all operational and financial requirements of such Card Organizations to accept the assignment of the Sponsored BINS/ICAs and to provide sponsorship services to Company with respect to such Sponsored BINS/ICAs.

4.
Assignor hereby indemnifies, saves, defends and holds Assignee harmless from and against any and all liability, loss, damage, claim, suit, action, cost or expense (including judicial and administrative proceedings, settlements, court costs and reasonable fees and expenses of attorneys and consultants) (“Losses”) arising out of or directly or indirectly relating to: (a) the breach by Assignor of any of Assignor’s covenants, representations, warranties or agreements contained herein; (b) any act or omission of Assignor prior to the Conversion Date with respect to any Sponsored BINs/ICAs; or (c) any fine, assessment or penalty imposed prior to the Conversion by a Card Association with respect to any Sponsored BINs/ICAs; provided that Assignor shall not be obligated to indemnify Assignee for the gross negligence or willful misconduct or Assignee.

5.
Assignee hereby indemnifies, saves, defends and holds Assignor harmless from and against any and all Losses arising out of or directly or indirectly relating to: (a) the breach by Assignee of any of Assignee’s representations, warranties, covenants or agreements contained herein; (b) any act or omission of the Assignee on and after the Conversion Date with respect to any Sponsored BINs/ICAs; or (c) any fine, assessment or penalty imposed on or after the Conversion Date by a Card Association with respect to any Sponsored BINs/ICAs; provided that Assignee shall not be obligated to indemnify Assignor for the gross negligence or willful misconduct or Assignor.

6.
Each Party shall give such further assurances to the other Party as are reasonable, and shall execute, acknowledge and deliver such documents, instruments and take such further actions as are reasonable, to carry out the transactions contemplated by this Agreement in accordance with the terms hereof.

7.	There are no third-party beneficiaries of this Agreement, including Company, and this Agreement does not create any rights in any other person.
8.	No Party shall be responsible to the other Party (via indemnification or otherwise) for any consequential, punitive, special or similar damages.
9.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
10.	This Agreement may not be amended, modified or waived except in a writing executed by the authorized officers of the Parties.
11.	This Agreement contains the entire agreement of the Parties and supersede any prior or contemporaneous written or oral agreements between the Parties with respect to the subject matter hereof.
12.	This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year written above.

BANK OF AMERICA, N.A.

Signature:

Print Name:

Title:

[Assignee]

Signature:

Print Name:

Title:

Company hereby acknowledges and agrees that the assignment and assumption of the Sponsored BINs/ICAs under this Agreement shall not modify, limit or restrict Company’s obligations to Assignor under the Sponsorship Agreement, including with respect to chargebacks, assessments, fines, and other amounts that may be owing to Assignor. For the avoidance of doubt, Assignor may seek full reimbursement from the reserve account established by, or the letter of credit maintained by, Company under the Sponsorship Agreement for those amounts owed to Assignor under the Sponsorship Agreement.

Global Cash Access, Inc.

Signature:

Print Name:

Title:

Schedule 1
to
Assignment and Assumption Agreement
List of Sponsored BINs/ICAs
ICA [***]
ICA [***]
BIN [***]
BIN [***]

1